UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.
On November 16, 2012, Peabody Energy Corporation (“Peabody”) amended its 2010 credit facility and 2011 term loan facility to increase financial flexibility by temporarily expanding its maximum leverage ratio covenant through 2014. In addition, an extra level was added to the interest rate pricing grid for each facility. The foregoing description is only a summary of the amendments, and is qualified in its entirety by reference to the terms of the amendments, which are filed, respectively, as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.
Item 8.01. Other Events.
On November 19, 2012, Peabody announced that it had voluntarily prepaid $75 million of term loan borrowings. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1
Amendment No. 2, dated as of November 16, 2012, to the Credit Agreement dated as of June 18, 2010, by and among Peabody Energy Corporation, Peabody Holland, B.V., the lenders named therein and Bank of America, N.A., as administrative agent.

10.2
Amendment No. 1, dated as of November 16, 2012, to the Credit Agreement dated as of October 28, 2011, among Peabody Energy Corporation, the lenders named therein and Bank of America, N.A., as administrative agent.

99.1	Peabody Energy Corporation Press Release dated November 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

November 19, 2012	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Amendment No. 2, dated as of November 16, 2012, to the Credit Agreement dated as of June 18, 2010, by and among Peabody Energy Corporation, Peabody Holland, B.V., the lenders named therein and Bank of America, N.A., as administrative agent.

10.2
Amendment No. 1, dated as of November 16, 2012, to the Credit Agreement dated as of October 28, 2011, among Peabody Energy Corporation, the lenders named therein and Bank of America, N.A., as administrative agent.

99.1	Peabody Energy Corporation Press Release dated November 19, 2012.

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